Transfer Agreement

Transferee: Shandong Haiwang Chemical Stock Co., Ltd (Party A)
Transferor: Weifang Xinglongda Chemical Co., Ltd (Party B)

Party A agrees to acquire the assets and ancillary facilities of Party B’s bromine plant (located in the east of Bailang River dyke and in the north of Fengtai village, Yangzi town). In order to clarify the rights and obligations, both parties reach the following agreement upon mutual agreement.

I．	Items of transfer:

i.
The items under this transfer agreement include Party B’s fixed assets, inventory, raw materials, low-value consumables. and 239 brine wells, and 11 electric transformers.( Breakdown see attached handover item list)

ii.	Party B’s mineral permit, and the area covered by the mineral permit is indicated in the attached overlay.

II.	Transfer price and type of payment

The price of assets mentioned above is RMB24.5 million to be paid in cash. After this agreement is signed, Party A first pays 12 million to Party B, the balance will be paid after Party B assists Party A in completing the transfer of mining permits and all related official documents

III. Date and way of handover

i.	The assets included in the items of this transfer shall be taken over by Party A and the plant should commence productions from 12 am, March.26th, 2007.

ii.
Both parties should check and accept all items listed on handover list at the time of the handover. The transfer price is adjustable once the actual status of listed items differs from that is stated in the list,

III.	Claims and Debt

Party B should be responsible for all debts, wages and salary payable to its employee, taxes, administrative expenses and other expenses and debts incurred before 12 am , March.26th, 2007. If Party B ceased operation or can’t afford above-mentioned expenses, shareholders of Party B should step in to assume. Party A would not bear any of them in any circumstance.

IV.	The power supply facility and electric charges

The power supply facilities and related assets(including high and low voltage electric line, electric transformers) of Party B should be transferred to Party A. All electric charges incurred before 12 am, March.26th, 2007 should be borne by Party B.
VI. Handover and change of relevant documents.

i.
Governmental approval documents, mineral permits, safety production permits on the bromine plant and land use right agreements signed between local government agencies and Party B should be taken over by Party A.. Under the condition of keeping terms of documents and agreements invariable, Party B should coordinate with relevant governmental agencies to make Part A succeed to these documents and agreements.

ii.
Agreements of extracting water from surrounding salt pans, fee agreement should be taken over by Party A. .Under the condition of keeping terms of agreements invariable, Party B should coordinate with related parties to make Part A succeed to these documents and agreements.

iii.
Party B should assist Party A in the above-mentioned transfer procedures, and transfer its vehicles to Part A, if there is any losses to Party A caused by failure of transfer, Party B should be liable and make compensations to Party A

iv.	Party B should transfer breakdown of equipments of bromine plant and relevant materials including underground cable profile and underground brine pipe profile to Party A.

VII.	Settlement of employee

Party B should be responsible for settling its employees. Part A shall not relate to previous employee any more.

VIII.	Beach of the agreement

If any party breaches the agreement, he should compensate to the other party, who could also load a law suit against the breaching party at local court.

IX.	This agreement shall be in duplicate, both parties will hold one copy each.

X	This agreement shall become effective after the transferor and the transferee have affixed their signatures on it.

Attachment: Handover item list
            Layout of the area under the mineral permit

Party A: Shandong Haiwang Chemical Stock Co., Ltd (signature and seal)
/s/ Chunbin Yang
Party B: Weifang Xinglongda Chemical Co,. Ltd (signature and seal)
Representative (signature):
/s/ Hailong Xue
  Zhenzhong Li
  Zhenguo Li
  Guangqing Xu

March 26th, 2007.